EXHIBIT 17(e)
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[X]   PLEASE MARK VOTES                          The undersigned hereby appoints [inset names in capital letters] and each of them
      AS IN THIS EXAMPLE                         proxies, with full power of substitution, to vote (according to the number of votes which the undersigned would be entitled to cast if then personally present) at a
Mark box at right if an        [ ]               special meeting of the stock holders of LORD ABBETT EQUITY FUND on May 31, 2000,
address change or comment has                    including all adjournments, as specified below, and in their discretion upon such
been noted on the reverse side                   other business as may properly be brought before the meeting.
of this card.
                                                 1.  For [ ] or against [ ] or abstain from [ ] the Agreement and Plan of
                                                 Reorganization between Lord Abbett Equity Fund (the "Equity Fund") and Lord Abbett
                                                 Large-Cap Growth Fund (the "Large-Cap Growth Fund"), providing for:  (a) the
CONTROL NUMBER:                                  transfer of all of the assetts of the Equity Fund to the Large-Cap Growth Fund in exchange for Class A Shares of the Large-Cap Growth Fund and the assumption by the
                                                 Large-Cap Growth Fund of all of the liabilities of the Equity Fund; (b) the distribution of such Class A Shares to the shareholders of the Equity Fund; and
For information as to the voting of              (c) the subsequent termination of the Equity Fund under state law and the
stock registered in more than one                Investment Company Act of 1940.
name, see page 1 of the proxy
statement.  When signing the proxy               You may vote in any one of four ways:  (1) via the Internet at _________ (or by
as attorney, executor,                           going to _____________ and clicking on "Proxy Voting"); (2) by telephone, with a
administrator, trustee, or guardian,             toll-free call to the telephone number listed on your proxy card; (3) by mail,
please indicate the capacity in                  using the enclosed ballot; or (4) in person at the meeting.  We encourage you to
which you are acting.  Only                      vote by Internet or telephone, using the 12-digit "control" number that appears on
authorized officers should sign for              your proxy card.  These voting methods will save your Fund a good deal of money
corporatations.                                  otherwise expended on postage.  Regardless of the method you choose, however, please take the time to read the full text of the Combined Prospectus/Proxy
                                                 Statement before voting.
Please be sure to sign and
date this Proxy.             Date:               THE SHARES PRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING AND WILL BE VOTED
                                                 IN ACCORDANCE WITH ANY SPECIFICATION ABOVE MADE:  IF NO SPECIFICATION IS MADE,
                                                 SUCH SHARES SHALL BE VOTED FOR SUCH MATTERS.


----Shareholder sign here---


----Co-owner sign here------

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Vote by Telephone                                                      Vote by Internet
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It's fast, convenient, and immediate!                                 It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                                  confirmed and posted.

Follow these four easy steps:                                         Follow these four easy steps:

1. Read the accompanying Proxy Statement                              1. Read the accompanying Proxy Statement and Proxy
   and Proxy Card.                                                    Card.
2. Call the toll-free number: 1-___-___-____.                         2. Go to website_____________.
   For shareholders residing outside the                              3. Enter your Control Number printed on your Proxy
   United States, call collect on __________.                         Card.
   There is no charge for these calls.                                4. Follow the instructions provided.
3. Enter your Control Number printed on your
   Proxy Card.
4. Follow the recorded instructions.                                  Your vote is important!

Your vote is important!
Call 1-___-___-____ anytime!                                          Go to http://www.____________ anytime!




                               Do not return your Proxy Card if you are voting by Telephone or Internet.

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